EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Wyman Park Bancorporation, Inc.
11 West Ridgely Road
Lutherville, Maryland  21093


     We consent to the incorporation of our report dated July 19, 2001, with respect to the financial statements of Wyman Park Bancorporation, Inc., included in this Form 10-KSB, for the year ended June 30, 2001, into the previously filed Registration Statements of Wyman Park Bancorporation, Inc., on Forms S-8 (File Nos. 333-74235 and 333-74249).





/s/ Anderson Associates, LLP
----------------------------
Anderson Associates, LLP


Baltimore, Maryland
September 24, 2001